UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: January 16, 2019
(Date of earliest event reported)
HERMAN MILLER, INC.
(Exact name of registrant as specified in its charter)

Michigan (State or Other Jurisdiction of incorporation)	001-15141 (Commission File No.)	38-0837640 (IRS Employer Identification no.)

855 East Main Avenue Zeeland, Michigan (Address of Principal Executive Offices)	49464 (Zip Code)
(616) 654-3000
(Registrant's Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[__]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[__]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[__]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[__]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company [__]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [__]

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective January 16, 2019, the Board of Directors of Herman Miller, Inc. (the “Company”) appointed Michael Smith to the Board of Directors of the Company. Since October 2018, Mr. Smith has served as President and Chief Operating Officer of Stitch Fix, Inc. Stitch Fix, Inc., headquartered in San Francisco, California, provides an online subscription and personal shopping services for the sale of personalized apparel, shoes and accessories to men, women and children.

In connection with the appointment of Mr. Smith to the Board of Directors, the Board increased the size of the Board from ten members to eleven members. Mr. Smith was also appointed to the Audit Committee of the Board of Directors effective January 16, 2019.

Item 9.01.    Financial Statements and Exhibits
Exhibits

99.1	A press release announcing appointment of Michael Smith to the Board of Directors of Herman Miller, Inc., issued by the Company on January 16, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:	January 16, 2019	HERMAN MILLER, INC.
(Registrant)
		By:	/s/ Kevin J. Veltman Kevin J. Veltman
Vice President of Investor Relations & Treasurer (Duly Authorized Signatory for Registrant)